EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-169222) on Form S-8 of DeVry Inc. of our report dated March 29, 2011, relating to the financial statements of The DeVry Inc. Nonqualified Deferred Compensation Plan, which appears in this Annual Report on Form 11-K of The DeVry Inc. Nonqualified Deferred Compensation Plan as of December 31, 2010 and 2009, and for the years ended December 31, 2010, 2009 and 2008.

/s/ McGladrey & Pullen LLP
Deerfield, Illinois
March 29, 2011

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